UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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The below communication is an internal article for ExxonMobil’s intranet, Inside ExxonMobil, regarding the announcement of its new Low Carbon Solutions business.

ExxonMobil launches new Low Carbon Solutions business

What’s new? Today we are announcing ExxonMobil Low Carbon Solutions – a new business that will work to commercialize and deploy emission-reduction technologies. This business will initially focus on carbon capture and storage (CCS) and is advancing plans for more than 20 new CCS opportunities around the world.

Who’s leading? ExxonMobil Low Carbon Solutions will be led by Joe Blommaert, who has more than 30 years of experience at ExxonMobil with leadership roles in technology advancement, product marketing and operations.

Why did we take this step? ExxonMobil created Low Carbon Solutions to help commercialize projects and partnerships that can reduce our greenhouse gas emissions and help others reduce theirs. With increasing government focus, growing market demand and additional investor interest, we are increasing our emphasis in the area of carbon capture and storage through the establishment of ExxonMobil Low Carbon Solutions. This action is a further demonstration of our ongoing efforts to reduce emissions.

Why focus on CCS? The United Nations Intergovernmental Panel on Climate Change and the International Energy Agency agree that CCS is one of the most important low-carbon technologies required to achieve societal climate goals at the lowest cost. CCS is one of the only technologies that may enable some industry sectors to decarbonize, including the refining, chemicals, cement, and steel sectors.

How do we measure up? ExxonMobil is the leader in carbon capture, with more than 30 years of experience in CCS technology. We were the first company to capture more than 120 million tonnes of CO2, which is equivalent to the emissions of more than 25 million cars for one year. We have an equity share in about one-fifth of global CO2 capture capacity and have captured approximately 40 percent of all the anthropogenic CO2 that has ever been captured. The new opportunities being advanced would complement our current carbon capture capacity in the United States, Australia and Qatar, which totals about 9 million tonnes per year.

Will the new business include only CCS? ExxonMobil Low Carbon Solutions will also leverage our significant experience in the production of hydrogen which, when coupled with CCS, is likely to play a critical role in a lower-carbon energy system. Other technology focus areas in ExxonMobil’s low-carbon portfolio will be added in the future as they mature to commercialization.

How does this fit with our research efforts? Teams across ExxonMobil will continue to advance research on low-emission technologies to reduce costs and enhance scalability. This includes our work with FuelCell Energy to advance carbonate fuel cell technology and with Global Thermostat to advance efforts to capture CO2 directly from the air. ExxonMobil Low Carbon Solutions will work to commercialize these and other technologies and deploy them on a large scale.

Sum it up for me: “With our demonstrated leadership in carbon capture and emissions reduction technologies, ExxonMobil is committed to meeting the demand for affordable energy while reducing emissions and managing the risks of climate change,” said Darren Woods, chairman and chief executive officer. “We are focused on proprietary projects and commercial partnerships that will have a demonstrably positive impact on our own emissions as well as those from the industrial, power generation and commercial transportation sectors, which together account for 80 percent of global CO2 emissions. We have the expertise that can help bring technologies to market and make a meaningful difference.”

Where can I learn more? Look for our announcement later today and visit www.exxonmobil.com. More information on the new business will be shared with employees in the coming weeks.

To read about all our efforts to position ExxonMobil for a lower-carbon energy future, read the recently published Energy & Carbon Summary.

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Cautionary Statement

Statements of future events, investment opportunities or conditions in this document are forward-looking statements. Actual future results, including project plans and timing, reductions in emissions, carbon capture and storage results and the impact of operational and technology efforts could vary depending on the ability to execute operational objectives on a timely and successful basis; national, regional and local policies; changes in laws and regulations including laws and regulations regarding greenhouse gas emissions, carbon capture and carbon costs; trade patterns and the development and enforcement of local, national and regional mandates; unforeseen technical or operational difficulties; the outcome of research efforts and future technology developments, including the ability to scale projects and technologies on a commercially competitive basis; changes in supply and demand and other market factors affecting future prices of oil, gas, and petrochemical products; changes in the relative energy mix across activities and geographies; the actions of competitors; changes in regional and global economic growth rates and consumer preferences; the pace of regional and global recovery from the COVID-19 pandemic and actions taken by governments and consumers resulting from the pandemic; changes in population growth, economic development or migration patterns; and other factors discussed in this release and in Item 1A. “Risk Factors” in ExxonMobil’s Annual Report on Form 10-K for 2019 and subsequent Quarterly Reports on Forms 10-Q, as well as under the heading “Factors Affecting Future Results” on the Investors page of ExxonMobil’s website at www.exxonmobil.com.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) intends to file a proxy statement and associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in ExxonMobil’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020, ExxonMobil’s proxy statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 9, 2020 and ExxonMobil’s Form 8-K filed with the SEC on December 1, 2020. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the 2020 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.